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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 3, 1998




                             ATRIUM COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)



              DELAWARE                             333-20095                           75-2642488
           (State or other                 (Commission File Number)                 (I.R.S. Employer
   jurisdiction of incorporation)                                                Identification Number)

      1341 W. MOCKINGBIRD LANE
             SUITE 1200W                                                                  75247
            DALLAS, TEXAS                                                              (Zip code)
        (Address of principal
         executive offices)



      Registrant's telephone number, including area code:  (214) 630-5757

                                      N/A
                 (former address if changed since last report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

         Atrium Corporation (the "Company"), parent company of Atrium Companies, Inc., entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 3, 1998, by and among D and W Holdings, Inc. ("Parent"), D and W Acquisition Corp. ("Sub") and the Securityholders named therein, pursuant to which Sub would merge with and into the Company and the Company would become a wholly-owned subsidiary of Parent (the "Merger"). The transactions contemplated in the Merger Agreement value the Company at approximately $225 million.

         The closing of the Merger is dependent upon the expiration of the Hart-Scott-Rodino waiting period and other customary closing conditions as set forth in the Merger Agreement.

         Except for historical information contained therein, the statements in the press release included as an exhibit hereto are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. There can be no assurance that the Merger will be consummated or that the statements made in the press release included as an exhibit hereto relating to future events will be achieved.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(C)      EXHIBITS

         *99.1            Press Release of Atrium Corporation dated August 10,
                          1998.


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*Filed herewith


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              ATRIUM CORPORATION



                              By: /s/ Jeff L. Hull
                                  ------------------------------------------
                                  Name:    Jeff L. Hull
                                  Title:   Chief Financial Officer and Secretary

Date:    August 12, 1998
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                               INDEX TO EXHIBITS

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
   EXHIBIT
    NUMBER
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
    *99.1      Press Release of Atrium Corporation dated August 10, 1998.
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*Filed herewith